UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2004

PRIMUS TELECOMMUNICATIONS GROUP,
INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-29092	54-1708481
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1700 Old Meadow Road, Suite 300, McLean, VA 22102

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (703) 902-2800

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a)           On October 15, 2004, the audit committee of Primus Telecommunications Group, Incorporated (the “Company”), in consultation with the Company’s management and the independent registered public accounting firm, determined that the financial statements should no longer be relied upon and that corrections should be made to restate the Company’s basic weighted average common shares outstanding and basic and diluted income per common share disclosed in the consolidated financial statements included in Part II, Item 8 of the Company’s Form 10-K for the year ended December 31, 2003 as originally filed with the Securities and Exchange Commission (“SEC”) on March 15, 2004 (the “Original 2003 Annual Report”), and in the related current report on Form 8-K filed on April 29, 2004 (the “Form 8-K”), and in quarterly reports for the quarters ended June 30, 2004, March 31, 2004 and September 30, 2003 as initially filed with the SEC (collectively the “Original Forms 10-Q”).  Basic weighted average common shares outstanding as presented on the statement of operations and in the notes to the consolidated financial statements for the foregoing periods have been restated to reflect the removal of the Series C convertible preferred stock (which is no longer outstanding) from the calculation of basic weighted average common shares outstanding, as it does not meet the definition of a participating security.  Also, because the Series C Preferred was deemed to be non-participating, the shares are assumed to be converted into common shares and the accreted and deemed dividend on convertible preferred stock is removed from the calculations of diluted income per common share.

Basic weighted average common shares outstanding and basic and diluted income per common share were restated as follows (collectively, the “EPS Adjustment”):

	For the Three Months Ended				Six Months	Nine Months	Year
	March 31, 2003	June 30, 2003	Sept. 30, 2003	Dec. 31, 2003	Ended June 30, 2003	Ended Sept. 30, 2003	Ended Dec. 31, 2003
	(in thousands, except per share amounts)
Previously Reported:
Income per common share:
Basic	$0.13	$0.21	$0.07	$0.20	$0.35	$0.41	$0.59
Diluted	$0.13	$0.21	$0.06	$0.18	$0.34	$0.40	$0.56
Basic weighted average common shares outstanding	82,863	87,774	88,015	88,339	85,332	86,236	90,135

As Restated:
Income per common share:
Basic	$0.17	$0.29	$0.09	$0.22	$0.45	$0.54	$0.77
Diluted	$0.13	$0.22	$0.06	$0.18	$0.36	$0.41	$0.57
Basic weighted average common shares outstanding	65,083	65,157	65,398	79,981	65,120	65,214	68,936

Concurrently, the Company is filing a Form 10-K/A to amend the Original 2003 Annual Report and the related Form 8-K, and Forms 10-Q/A for the quarters ended June 30, 2004, March 31, 2004 and September 30, 2003 to amend the Original Forms 10-Q to reflect the amended basic weighted average common shares outstanding and the calculation of basic and diluted income per common share, and such reports are the reports that should be exclusively relied upon for the periods covered thereby.

The Company also determined to amend information contained in the footnotes to its consolidated condensed financial statements included in Part I, Item 1 of the Company’s Form 10-Q for the quarterly periods ended March 31, 2004 and June 30, 2004 as originally filed with the Securities and Exchange Commission on May 10, 2004 and August 9, 2004 (the “2004 10-Qs”) to reflect the capital contribution of certain of the Company’s intercompany receivables and payables balances (the “Capital Contribution Transactions”)  to the Company’s wholly owned subsidiary, Primus Telecommunications Holding, Inc. (“PTHI”), which occurred in connection with PTHI’s issuance of 8% senior notes that are guaranteed by the Company, in January 2004.  These amendments are solely due to intercompany arrangements required for disclosure in footnotes to the 2004 10-Qs.

The amended quarterly reports on Forms 10-Q/A for the quarters ended March 31, 2004 and June 30, 2004 will reflect the Capital Contribution Transactions and such reports are the reports that should be exclusively relied upon for the periods covered thereby.

These amended reports reflect only the changes discussed above.  No other information included in these annual, current and quarterly reports has been restated.

(b) and (c)  Not applicable.

SIGNATURE:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMUS TELECOMMUNICATION GROUP, INCORPORATED

Dated:	October 15, 2004	By:	/s/ Neil L. Hazard

Neil L. Hazard
Executive Vice President, Chief Operating Officer and Chief Financial Officer (Principal Financial Officer)